Nicor Gas Company
Form 10-K
Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157521 on Form S-3 of our report, dated February 24, 2011, relating to the financial statements and financial statement schedule of Northern Illinois Gas Company, and the effectiveness of Northern Illinois Gas Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Northern Illinois Gas Company for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 24, 2011